                                   EXHIBIT 12

               Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                                Nine Months
Dollars in millions                                                    1999

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

Earnings:
  Net income                                                       $  1 546
  Add: income taxes                                                     796
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                    56
  Add: fixed charges, excluding interest
   on deposits                                                        5 350

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  Earnings available for fixed charges,
     excluding interest on deposits                                   7 636
  Add: interest on deposits                                           1 723

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  Earnings available for fixed charges,
    including interest on deposits                                    9 359

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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                          5 327
  Interest factor in net rental expense                                  23

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  Total fixed charges, excluding interest
    on deposits                                                       5 350
  Add: interest on deposits                                           1 723

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  Total fixed charges, including interest
    on deposits                                                       7 073

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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                       1.43
  Including interest on deposits                                       1.32

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

                                   EXHIBIT 12

         Computation of Ratio of Earnings to Combined Fixed Charges and
                           Preferred Stock Dividends
                        J. P. Morgan & Co. Incorporated
                                  Consolidated

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Dollars in millions                                             Nine Months
                                                                       1999

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
Earnings:
  Net income                                                        $ 1 546
  Add: income taxes                                                     796
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                    56
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                         5 389

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  Earnings available for fixed charges,
    excluding interest on deposits                                    7 675
  Add: interest on deposits                                           1 723

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  Earnings available for fixed charges,
    including interest on deposits                                    9 398

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Fixed charges:
  Interest expense, excluding interest on
  deposits                                                            5 327
  Interest factor in net rental expense                                  23
  Preferred stock dividends                                              39

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  Total fixed charges, excluding interest
    on deposits                                                       5 389
  Add: interest on deposits                                           1 723

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Total fixed charges, including interest
  on deposits                                                         7 112

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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                       1.42
  Including interest on deposits                                       1.32

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